BY-LAWS

of

CHEVRON CORPORATION

As Amended March 25, 2026

ARTICLE I

The Board of Directors

    SECTION 1. Authority of Board. The business and affairs of Chevron Corporation (herein called the “Corporation”) shall be managed by or under the direction of the Board of Directors (the “Board”) or, if authorized by the Board, by or under the direction of one or more committees thereof, to the extent permitted by law and by the Board. Except as may be otherwise provided by law or these By-Laws or, in the case of a committee of the Board, by applicable resolution of the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting.

    SECTION 2. Number of Directors; Vacancies. The authorized number of Directors who shall constitute the Board shall be fixed from time to time by resolution of the Board approved by at least a majority of the Directors then in office, provided that no such resolution other than a resolution to take effect as of the next election of Directors by the stockholders shall have the effect of reducing the authorized number of Directors to less than the number of Directors in office as of the effective time of the resolution.

    Whenever there shall be fewer Directors in office than the authorized number of Directors, the Board may, by resolution approved by a majority of the Directors then in office, choose one or more additional Directors, each of whom shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected.

    SECTION 3. Chairman of the Board. The Chairman of the Board shall be elected each year by the non-employee members of the Board at the annual meeting of the Board. The Chairman shall preside at meetings of the stockholders and the Board, and shall have such other powers and perform such other duties as may from time to time be granted or assigned by the Board. In the event the non-employee members of the Board elect the Corporation’s Chief Executive Officer as the Chairman, the non-employee members of the Board shall appoint an independent Lead Director. The Lead Director shall preside at meetings of the stockholders and the Board in the Chairman’s absence.

    SECTION 4. Vice Chairman of the Board. A Vice Chairman of the Board may be elected by the non-employee members of the Board. The Vice Chairman, if an officer of the

Corporation, shall be Vice Chairman of the Executive Committee established pursuant to Article II, Section 1 of these By-Laws (the “Executive Committee”) and shall have such other powers and perform such other duties as may from time to time be granted or assigned by the Board or, subject to the control of the Board, by a committee thereof or, subject to the control of the Board, by the Executive Committee, or as may otherwise be in accordance with the direction of the Board.

    SECTION 5. Authorized Meetings of the Board. The Board shall have authority to hold annual, regular and special meetings. An annual meeting of the Board may be held immediately after the conclusion of the annual meeting of stockholders or at such other time as the Board may determine. Regular meetings of the Board may be held at such times as the Board may determine. Special meetings may be held if called by the Chairman of the Board, a Vice Chairman of the Board, the Lead Director (if any), or by at least one third of the Directors then in office.

    Notice of the time or place of a meeting may be given in person or by telephone by any officer of the Corporation, or transmitted electronically to the Director’s home or office, or entrusted to a third party company or governmental entity for delivery to the Director’s business address. Notice of annual or regular meetings is required only if the time for the meeting is changed or the meeting is not to be held at the principal executive offices of the Corporation. When notice is required, it shall be given not less than four hours prior to the time fixed for the meeting; provided, however, that if notice is transmitted electronically or entrusted to a third party for delivery, the electronic transmission shall be effected or the third party shall promise delivery by not later than the end of the day prior to the day fixed for the meeting. The Board may act at meetings held without required notice if all Directors consent to the holding of the meeting before, during or after the meeting.

    At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for all purposes, provided that in no event shall a quorum be less than one-third of the total number of directors. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

    SECTION 6. Committees. The Board may establish committees of the Board with such powers, duties and rules of procedure as may be provided by resolutions of the Board. Any such committee shall have a secretary and report its actions to the Board.

    At all meetings of each committee, a majority of the members of such committee then in office shall constitute a quorum for all purposes, provided that in no event shall a quorum be less than one-third of the total number of members of such committee. If any meeting of a committee shall lack a quorum, a majority of the members of such committee present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

    Unless otherwise expressly provided by resolution of the Board, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

    SECTION 7. Compensation. Directors who are not also employees of the Corporation shall be entitled to such compensation for their service on the Board or any committee thereof as the Board may from time to time determine.

ARTICLE II

Officers

    SECTION 1. Executive Committee. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish an Executive Committee, which, under the direction of the Board and subject at all times to its control, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation as provided in the Executive Committee Charter, except as may be provided in the resolution establishing the Executive Committee or in another resolution of the Board or by the General Corporation Law of the State of Delaware. The Board or the Chairman shall appoint officers of the Corporation to the Executive Committee. The Executive Committee shall have a secretary and report its actions to the Board.

    SECTION 2. Officers. The Corporation shall have a Chief Executive Officer and a Secretary and such other officers as may be elected by the Board to hold such offices that are created by resolution of the Board or created in such other manner as authorized by resolution of the Board. Officers shall have such powers and perform such duties as may from time to time be granted or assigned by these By-Laws, the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or as may otherwise be in accordance with the direction of the Board.

    SECTION 3. Chief Executive Officer. The Chief Executive Officer shall be a member of the Board and shall have general charge and supervision of the business of the Corporation and shall preside at meetings of the Executive Committee. In the Chief Executive Officer’s absence, a Vice Chairman of the Board, if an officer of the Corporation, as designated and available, shall preside at meetings of the Executive Committee; otherwise, another member of the Executive Committee, as designated by the Chief Executive Officer, shall preside. If so elected, the Chief Executive Officer may also serve as Chairman or Vice Chairman of the Board.

    SECTION 4. Secretary. The Secretary shall keep full and complete records of the proceedings of the Board, the Executive Committee and the meetings of the stockholders; keep the seal of the Corporation, and affix the same to all instruments which may require it; and have custody of and maintain the Corporation’s stockholder records.

    SECTION 5. Powers of Attorney. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Corporation, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board or the Executive Committee or limited by law.

    SECTION 6. Compensation. The officers of the Corporation shall be entitled to compensation for their services. The amounts and forms of compensation which each of such officers shall receive, and the manner and times of its payment, shall be determined by, or be in accordance with the direction of, the Board.

ARTICLE III

Stock and Stock Certificates

    SECTION 1. Stock. The Board, any authorized committee of the Board or, to the extent permitted by the General Corporation Law of the State of Delaware, any other person or body may authorize from time to time the issuance of new shares of the Corporation’s Common Stock (“Common Stock”) or any series of Preferred Stock (“Preferred Stock”), for such lawful consideration as permitted by the General Corporation Law of the State of Delaware, up to the limit of authorized shares of Common Stock or such series of Preferred Stock. The Board, the Executive Committee, any committee of the Board or any other authorized person or body may authorize from time to time the purchase on behalf of the Corporation for its treasury of issued and outstanding shares of Common Stock or Preferred Stock. The resale, assignment or other transfer by the Corporation of any such treasury shares may be authorized in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

    SECTION 2. Stock Certificates. Shares of Stock of the Corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Secretary or an Assistant Secretary. Notwithstanding the foregoing, shares of Stock represented by a certificate and issued and outstanding on August 1, 2005, shall remain represented by a certificate until such certificate is surrendered to the Corporation.

    In the event shares of Stock are represented by certificates, such certificates shall be registered upon the books of the Corporation and shall be signed by the Chairman of the Board, a Vice Chairman of the Board or a Vice President, together with the Secretary or an Assistant Secretary of the Corporation, shall bear the seal of the Corporation or a facsimile thereof, and shall be countersigned by a Transfer Agent and the Registrar for the Stock, each of whom shall by resolution of the Board be appointed with authority to act as such at the pleasure of the Board. No certificate for a fractional share of Common Stock shall be issued. Certificates of Stock signed by the Chairman of the Board, a Vice Chairman of the Board or a Vice President, together with the Secretary or an Assistant Secretary, being such at the time of such signing, if properly countersigned as set forth above by a Transfer Agent and the Registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

    SECTION 3. Lost or Destroyed Certificates. The Board or the Executive Committee may designate certain persons to authorize the issuance of new certificates of Stock or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

    SECTION 4. Stock Transfers. Transfer of shares of Stock represented by certificates shall be made on the books of the Corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a Transfer Agent or the Registrar from liability with respect to such transfer.

    SECTION 5. Stockholders of Record. The Board may fix a time as a record date for the determination of stockholders entitled to receive any dividend or distribution declared to be payable on any shares of the Corporation; or to vote upon any matter to be submitted to the vote of any stockholders of the Corporation; or to be present or to be represented by proxy at any meeting of the stockholders of the Corporation, which record date in the case of a meeting of the stockholders shall be not more than sixty nor less than ten days before the date set for such meeting; and only stockholders of record as of the record date shall be entitled to receive such dividend or distribution, or to vote on such matter, or to be present or represented by proxy at such meeting.

ARTICLE IV

Meetings of Stockholders

    SECTION 1. Meetings of Stockholders. An annual meeting of the stockholders of the Corporation shall be held each year, at which Directors shall be elected to serve for the ensuing year and until their successors are elected. The time and place of any annual meeting of stockholders shall be determined by the Board in accordance with law.

    Special meetings of the stockholders for any purpose or purposes, unless prohibited by law, may be called by the Board or the Chairman of the Board. The Chairman of the Board or the Secretary shall call a special meeting whenever requested in writing to do so by at least one third of the members of the Board or stockholders Owning (as defined in Article IV, Section 7(c)(i)-(ii) below) 15 percent of the shares of Common Stock then outstanding and entitled to vote at such meeting.

    Written requests by stockholders must be signed by each stockholder, or a duly authorized agent, requesting the special meeting and state (i) the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in such business of the stockholders requesting the meeting; (ii) the name and address of each such stockholder; (iii) the number of shares of the Corporation’s Common Stock owned of record or beneficially by each such stockholder; and (iv) the information required for matters to be properly brought by a stockholder before an annual meeting of stockholders as set forth in Article IV, Section 6(a) below, with respect to any Director nominations or other business proposed to be presented at the special meeting and as to the stockholders requesting the meeting (or the persons on whose behalf the stockholder is acting, as applicable) other than stockholders or beneficial owners who have provided a written request solely in response to any form of public solicitation for such requests. Stockholders may revoke their requests for a special meeting at any time by written revocation delivered to the Secretary. A special meeting requested by stockholders shall be held at such date, time and place as may be fixed by the Board. However, a special meeting shall not be held if either (i) the Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes the purpose specified in the request, or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received which included the purpose specified in the request. Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the request for such special meeting, unless the Board submits additional matters to stockholders at any such special meeting.

    SECTION 2. Conduct of Meetings. The Chairman of the Board, or such other person as may preside at any meeting of the stockholders, shall have authority to establish, from time to time, such rules for the conduct of such meeting, and to take such action, as may in his judgment be necessary or proper for the conduct of the meeting and in the best interests of the Corporation and the stockholders in attendance in person or by proxy, including adjourning or recessing the meeting for any reason from time to time and from place to place.

    SECTION 3. Quorum for Action by Stockholders; Elections. At all elections or votes had for any purpose, there must be a majority of the outstanding shares of Common Stock represented. All elections for Directors shall be held by written ballot. A nominee for Director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, excluding abstentions; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which the number of nominees exceeds the number of Directors to be elected. Except as may otherwise be required by law, the Restated Certificate of Incorporation or these By-Laws, all other matters shall be decided by a majority of the votes cast affirmatively or negatively.

    SECTION 4. Proxies. To the extent permitted by law, any stockholder of record may appoint a person or persons to act as the stockholder’s proxy or proxies at any stockholder meeting for the purpose of representing and voting the stockholder’s shares. The stockholder may make this appointment by any means the General Corporation Law of the State of Delaware specifically authorizes, and by any other means the Secretary of the Corporation may permit. Prior to any vote, and subject to any contract rights of the proxy holder, the stockholder may revoke the proxy appointment either directly or by the creation of a new appointment, which will automatically revoke the former one. The Inspector of Elections appointed for the meeting may establish requirements concerning such proxy appointments or revocations that the Inspector considers necessary or appropriate to assure the integrity of the vote and to comply with law.

    SECTION 5. Adjournments. Any meeting of the stockholders (whether annual or special and whether or not a quorum shall have been present), may be adjourned from time to time and from place to place by vote of a majority of the shares of Common Stock represented at such meeting — such adjournment and the reasons therefore being recorded in the journal of proceedings of the meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting unless otherwise required by

Section 222 of the General Corporation Law of the State of Delaware; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any meeting so resumed after such adjournment, provided a majority of the outstanding shares of Common Stock shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

SECTION 6. Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to, and in accordance with, the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any authorized committee thereof, (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 6(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6(a), or (D) by any Eligible Stockholder (as defined in Article IV, Section 7 below) whose Stockholder Nominee (as defined in Article IV, Section 7 below) is included in the Corporation’s proxy materials for the relevant annual meeting. For the avoidance of doubt, the foregoing clauses (C) and (D) shall be the exclusive means for a stockholder to make Director nominations, and the foregoing clause (C) shall be the exclusive means for a stockholder to propose other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Exchange Act Rule 14a-8), at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action and the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these By-Laws. To be timely under this Section 6(a), a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined in Section 6(c)(ii) below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 6(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection to the Board (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (2) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person consents to serving as a Director if elected and (if applicable) to being named in a proxy statement and form of proxy as a nominee, and currently intends to serve as a Director for the full term for which such person is standing for election, (3) the written representations and agreements required by Section 7(i) below, and (4) all completed and signed questionnaires required of the Corporation’s Directors (which will be provided to such person promptly following a written request therefor); provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 6(a)(ii)(A), the stockholder shall, at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation such other information relating to such person as it may reasonably request, including such additional information as necessary to permit the Board to determine if such person is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission (the “SEC”) and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s Directors;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Exchange Act Schedule 14A) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

(2) the number of shares of Common Stock and any series of Preferred Stock which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the number of shares of Common Stock and any series of Preferred Stock owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in Section 6(a)(iii) below), and

(3) a representation that the stockholder (or a Qualified Representative of the stockholder (as defined below)) intends to appear at the meeting to make such nomination or propose such business;

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “Control Person”):

(1) the number of shares of Common Stock and any series of Preferred Stock, and the class, type and amount of any debt securities of the Corporation or any of its subsidiaries, which are Beneficially Owned (as defined in Section 6(c)(ii) below) by such stockholder or beneficial owner and by any Control Person as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the number of shares of Common Stock and any series of Preferred Stock, and the class, type and amount of any debt securities of the Corporation or any of its subsidiaries, Beneficially Owned by such stockholder or beneficial owner and by any Control Person as of the record date for the meeting (except as otherwise provided in Section 6(a)(iii) below),

(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or Control Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 6(a)(iii) below),

(3) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, and any ownership position in debt securities) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or Control Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the Common Stock or any series of Preferred Stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or Control

Person with respect to any Common Stock or any series of Preferred Stock, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 6(a)(iii) below),

(4) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(l) with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Common Stock or any series of Preferred Stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder (a “Solicitation Statement”), and

(5) all completed and signed questionnaires required of such stockholder, beneficial owner or Control Person, in each case, in the form required by the Corporation (which will be provided to such person promptly following a written request therefor); provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 6(a)(ii)(D), the stockholder, beneficial owner and Control Person, if any, shall, at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation such other information as it may reasonably request.

(iii) Notwithstanding anything in Section 6(a)(ii) above or Section 6(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 6 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the business day immediately preceding the date of the annual meeting (whichever is earlier), of the information required under clause (ii) of this Section 6(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any authorized committee thereof, (ii) provided that one or more Directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 6(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers a written notice setting forth the information required by Section 6(a) above, or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 1 of this Article IV. In the event the Corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more Directors, any stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 6(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these By-Laws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board or propose any business to be considered at the meeting, except pursuant to the request for such special meeting pursuant to Section 1 of this Article IV.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 1, Section 6, and Section 7 (as applicable) shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as Directors, and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. Except as otherwise required by law, each of the Board or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 6 (or Section 1, if applicable). If any proposed nomination or other business is not in compliance with these By-Laws, then, except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the stockholder does not provide the information required under clause (a)(ii) of this Section 6 to the Corporation within the time frames specified herein, or if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 6 and Article IV, Section 7(n) of these By-Laws, to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of these By-Laws, the “Close of Business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 6, securities shall be treated as “Beneficially Owned” by a person if the person beneficially owns such securities, directly or indirectly, within the meaning of Exchange Act Rule 13d-3, or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such securities (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such securities, alone or in concert with others and/or (C) investment power with respect to such securities, including the power to dispose of, or to direct the disposition of, such securities.

(iii) Any person, other than the Board or persons acting on its behalf, directly or indirectly soliciting proxies from stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.

(iv) Notwithstanding any other provision of these By-Laws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any Control Person), any person nominated thereby for election and any person acting on the behalf of the foregoing shall comply with all applicable laws (including all applicable federal and state laws and the rules and regulations thereunder) with respect to the matters set forth in this Section 6, and any violation of the foregoing shall be deemed a failure to comply with this Section 6.

    SECTION 7. Proxy Access for Director Nominations.

(a) As used in this Section 7, capitalized terms shall have the meanings indicated in this Section 7. Subject to the terms and conditions of these By-Laws, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and shall include in its proxy statement the Required Information (as defined below) relating to, any nominee for election or reelection to the Board delivered pursuant to this Section 7 (a “Stockholder Nominee”) who satisfies the eligibility requirements in this Section 7, and who is identified in a timely and proper notice that both complies with this Section 7 (the “Stockholder Notice”) and is given by a stockholder on behalf of one or more stockholders or beneficial owners that:

(i) expressly elect at the time of the delivery of the Stockholder Notice to have such Stockholder Nominee included in the Corporation’s proxy materials,

(ii) Own and have Owned (as defined below in Section 7(c)) continuously for at least three years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares of Common Stock entitled to vote in the election of Directors as of the date of the Stockholder Notice (the “Required Shares”), and

(iii) satisfy such additional requirements in these By-Laws (an “Eligible Stockholder”).

(b) For purposes of qualifying as an Eligible Stockholder and satisfying the Ownership requirements under Section 7(a):

(i) the outstanding shares of Common Stock Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has Owned continuously for at least three years as of the date of the Stockholder Notice may be aggregated, provided that the number of stockholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Stockholder set forth in this Section 7 are satisfied by and as to each such stockholder and beneficial owner (except as noted with respect to aggregation or as otherwise provided in this Section 7), and

(ii) two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner.

(c) For purposes of this Section 7:

(i) A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Common Stock as to which such person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

(ii) A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains both the full voting and investment rights pertaining to the shares and the full economic interest in the shares. A person’s

Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on three business days’ notice, the person recalls the loaned shares within three business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and the person holds the recalled shares through the annual meeting.

(d) No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder under this Section 7.

(e) For purposes of this Section 7, the “Required Information” that the Corporation will include in its proxy statement is:

(i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 7 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(f) The Stockholder Notice shall set forth all information required under Section 6(a) above (and for such purposes, references in Section 6(a) to the “beneficial owner” on whose behalf the nomination is made shall be deemed to refer to the “Eligible Stockholder”), and in addition shall include:

(i) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a Director if elected,

(ii) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act Rule 14a-18,

(iii) the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A) setting forth and certifying to the number of shares of Common Stock it Owns and has Owned (as defined in Section 7(c) of these By-Laws) continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to Own such shares through the annual meeting, which statement shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC,

(B) the Eligible Stockholder’s agreement to provide (1) the information required under Section 6(a)(ii)(C)-(D) above, and (2) written statements from the record holder and intermediaries as required under Section 7(h) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case through and as of the business day immediately preceding the date of the annual meeting,

(C) the Eligible Stockholder’s representation and warranty that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 7, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, and (4) will not distribute any form of proxy for the annual meeting other than the form distributed by the Corporation, and

(D) the Eligible Stockholder’s agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 7, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Section 7(h)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (5) provide to the Corporation prior to the annual meeting such additional information as necessary or reasonably requested by the Corporation, and

(iv) in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(g) To be timely under this Section 7, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business (as defined in Section 6(c)(ii) above) on the 120th day nor earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, to be timely the Stockholder Notice must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 6(c)(ii) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(h) An Eligible Stockholder must:

(i) within five business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Section 7,

(ii) include in the Schedule 14N filed with the SEC a statement certifying that it Owns and has Owned the Required Shares in compliance with this Section 7,

(iii) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and

(iv) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 7(b)(ii).

The information provided pursuant to this Section 7(h) shall be deemed part of the Stockholder Notice for purposes of this Section 7.

(i) Within the time period prescribed in Section 7(g) for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the Secretary of the Corporation a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this Section 7) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:

(i) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a Director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the Corporation,

(ii) is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the Corporation, and is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director, and

(iii) if elected as a Director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to Directors.

At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Corporation’s Directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies this Section 7.

(j) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 7.

(k) Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i) the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 7), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 7) was not, when provided, true, correct and complete, or the requirements of this Section 7 have otherwise not been met,

(ii) the Stockholder Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s Directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (or any successor provision) to the extent deemed necessary to qualify for transition relief under Section 162(m) and the regulations proposed or promulgated thereunder or any successor provisions thereto, (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(iii) a notice is delivered to the Corporation (whether or not subsequently withdrawn) under Section 6(a)(i)(C) of this Article IV indicating that a stockholder intends to nominate any candidate for election to the Board, or

(iv) the election of the Stockholder Nominee to the Board would cause the Corporation to be in violation of the Certificate of Incorporation, these By-Laws, or any applicable state or federal law, rule, regulation or listing standard.

(l) The maximum number of Stockholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 7 shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 7 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent (20%): provided, however, that this number shall be reduced by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 7 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee. In the event that one or more vacancies for any reason occurs after the deadline in Section 7(g) for delivery of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of Directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds this maximum number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 7 is thereafter nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for Director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 7), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for Director election in substitution thereof.

(m) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of Directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 7 for the next two annual meetings.

(n) The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 7 and to make any and all determinations necessary or advisable to apply this Section 7 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this Section 7 and has otherwise met the requirements of this Section 7, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 7, and (iv) whether any and all requirements of this Section 7 (or any applicable requirements of Article IV, Section 6) have been satisfied. Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if (i) the Eligible Stockholder or (ii) a Qualified Representative of the stockholder does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 7 shall be the exclusive method for stockholders to include nominees for Director election in the Corporation’s proxy materials.

ARTICLE V

Corporate Seal

    The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Incorporated Jan. 27, 1926 Delaware.”

ARTICLE VI

Change in Control Benefit Protection

    SECTION 1. As used in this Article VI, the following terms shall have the meanings here indicated:

“Beneficial Ownership,” when attributed to a Person with respect to a security, means that the Person is deemed to be a beneficial owner of such security pursuant to Rule 13d-3 promulgated under the Exchange Act.

“Benefit Plan” means any pension, retirement, profit-sharing, employee stock ownership, 401(k), excess benefit, supplemental retirement, bonus, incentive, salary deferral, stock option, performance unit, restricted stock, tax gross-up, life insurance, dependent life insurance, accident insurance, health coverage, short-term disability, long-term disability, severance, welfare or similar plan or program (or any trust, insurance arrangement or any other fund forming a part or securing the benefits thereof) maintained prior to a Change in Control by the Corporation or a Subsidiary for the benefit of directors, officers, employees or former employees, and shall include any successor to any such plan or program; provided, however, that “Benefit Plan” shall include only those plans and programs which have been designated by the Corporation as a constituent part of the Change in Control benefit protection program.

“Board” means the Board of Directors of the Corporation.

“Change in Control” means the occurrence of any of the following:

(A) A Person other than the Corporation, a Subsidiary, a Benefit Plan or, pursuant to a Non-Control Merger, a Parent Corporation, acquires Common Stock or other Voting Securities (other than directly from the Corporation) and, immediately after the acquisition, the Person has Beneficial Ownership of twenty percent (20%) or more of the Corporation’s Common Stock or Voting Securities;

(B) The Incumbent Directors cease to constitute a majority of the Board or, if there is a Parent Corporation, the board of directors of the Ultimate Parent, unless such event results from the death or disability of an Incumbent Director and, within 30 days of such event, the Incumbent Directors constitute a majority of such board; or

(C) There is consummated a Merger (other than a Non-Control Merger), a complete liquidation or dissolution of the Corporation, or the sale or other disposition of all or substantially all of the assets of the Corporation (other than to a Subsidiary or as a distribution of a Subsidiary to the stockholders of the Corporation).

“Common Stock” means the Common Stock of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Incumbent Directors” means the Directors of the Corporation as of March 29, 2000 and any Director of the Corporation or, if there is a Parent Corporation, any Director of the Ultimate Parent, elected after such date, provided that (A) the election, or nomination for election by the stockholders of the Corporation, of such new Director was approved by a vote of at least two-thirds of the Persons then constituting the Incumbent Directors, (B) any Director who assumes office as a result of a Merger after March 29, 2000 shall not be deemed an Incumbent Director until the Director has been in office for at least three years, and (C) no Director who assumes office as a result of a Proxy Contest shall be considered an Incumbent Director.

“Merger” means a merger, consolidation or reorganization or similar business combination of the Corporation with or into another Person or in which securities of the Corporation are issued.

“Non-Control Merger” means a Merger if immediately following the Merger (A) the stockholders of the Corporation immediately before the Merger own directly or indirectly at least fifty-five percent (55%) of the outstanding common stock and the combined voting power of the outstanding voting securities of the Surviving Corporation (if there is no Parent Corporation) or of the Ultimate Parent, if there is a Parent Corporation, and (B) no Person other than a Benefit Plan owns twenty percent (20%) or more of the combined voting power of the outstanding voting securities of the Ultimate Parent, if there is a Parent Corporation, or of the Surviving Corporation, if there is no Parent Corporation.

“Parent Corporation” means a corporation with Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Surviving Corporation’s outstanding voting securities immediately following a Merger.

“Person” means a person as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act.

“Proxy Contest” means any actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, including, without limitation, any solicitation with respect to the election or removal of Directors of the Corporation, and any agreement intended to avoid or settle the results of any such actual or threatened solicitation.

“Subsidiary” means any corporation or other Person (other than a human being) of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation.

“Surviving Corporation” means the corporation resulting from a Merger.

“Ultimate Parent” means, if there is a Parent Corporation, the Person with Beneficial Ownership of more than fifty percent (50%) of the Surviving Corporation and of any other Parent Corporation.

“Voting Securities” means the outstanding Common Stock and other voting securities, if any, of the Corporation entitled to vote for the election of Directors of the Corporation.

    SECTION 2. The Corporation and one or more of its Subsidiaries may, from time to time, maintain Benefit Plans providing for payments or other benefits or protections conditioned partly or solely on the occurrence of a Change in Control. The Corporation shall cause any Surviving Corporation (or any other successor to the business and assets of the Corporation) to assume any such obligations of such Benefit Plans and make effective provision therefore, and such Benefit Plans shall not be amended except in accordance with their terms.

    SECTION 3. No amendment or repeal of this Article VI shall be effective if adopted within six months before or at any time after the Public Announcement (as defined in Article IV, Section 6 of these By-Laws) of an event or proposed transaction which would constitute a Change in Control (as such term is defined prior to such amendment); provided, however, that an amendment or repeal of this Article VI may be effected, even if adopted after such a Public Announcement, if (a) the amendment or repeal has been adopted after any plans have been abandoned to cause the event or effect the transaction which, if effected, would have constituted the Change in Control, and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such adoption, no other event constituting a Change in Control shall have occurred, and no Public Announcement of a proposed transaction which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. In serving and continuing to serve the Corporation, an employee is entitled to rely and shall be presumed to have relied on the provisions of this Article VI, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the employee, and no repeal or modification of this Article VI shall adversely affect any right existing at the time of such repeal or modification.

ARTICLE VII

Forum for Adjudication of Disputes

    Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

Indemnification

    To the fullest extent of the Corporation Law, without limiting the rights of any Corporate Servant under the Restated Certificate of Incorporation of Chevron Corporation or otherwise, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the person is or was a Corporate Servant against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Corporate Servant. The Corporation shall pay expenses (including attorney’s fees) incurred by any Corporate Servant who is a current or former director, officer or employee of the Corporation in defending any such Proceeding in advance of the final disposition of the Proceeding, provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Corporate Servant, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Corporate Servant is not entitled to be indemnified for such expenses under this Section or otherwise. Any right to indemnification or advancement arising hereunder shall not be eliminated or impaired by amendment of these By-Laws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement is sought. The terms “Corporate Servant,” “Corporation Law,” and “Proceeding” as used in this Section shall have the meaning provided in the definitions of those terms in Article VIII of the Restated Certificate of Incorporation. Notwithstanding the foregoing, except with respect to proceedings to enforce rights under this Article VIII, this Article VIII shall not apply in connection with a proceeding (or part thereof) initiated by a Corporate Servant unless such proceeding (or part thereof) was authorized by the Board of Directors.

ARTICLE IX

Amendments

    Any of these By-Laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at any annual or special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting; or any of these By-Laws may be altered, amended or repealed by resolution of the Board approved by at least a majority of the Directors then in office. Notwithstanding the preceding sentence, any amendment or repeal of Article VI of the By-Laws shall be made only in accordance with the terms of said Article VI, and the authority of the Directors to amend the By-Laws is accordingly hereby limited.

ARTICLE X

Severability

    If any provision of these By-Laws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these By-Laws (including, without limitation, each portion of any sentence of these By-Laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

Emergency By-Laws

SECTION 1. Emergency By-Laws. This Article shall be operative during any emergency condition as contemplated by Section 110 of the General Corporation Law of the State of Delaware as amended from time to time (an “Emergency”), notwithstanding any different or conflicting provisions in the preceding Articles of these By-Laws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware.

    SECTION 2. Quorum. In the event of an Emergency, as a result of which a quorum of the Board or of a committee of the Board cannot readily be convened for action at a meeting of the Board or a committee, then the Director or Directors in attendance at such meeting shall constitute a quorum. Such Director or Directors in attendance may further take action to appoint one or more of themselves or other Directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

    SECTION 3. Other Powers. Except as the Board may otherwise determine, during any Emergency, the Corporation, and its Directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the General Corporation Law of the State of Delaware.